EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-164641 on Form S-4 of our report dated March 30, 2010 relating to the consolidated financial statements and consolidated financial statement schedule of Peninsula Gaming, LLC and subsidiaries appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

DELOITTE & TOUCHE LLP
Cedar Rapids, Iowa
April 9, 2010